Exhibit (g)(21)

AMENDMENT
TO
CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this "Amendment") is made as of July __, 2018 by and between (i) each of the funds listed on Appendix A to the Agreement (as defined below) and each of the funds on behalf of each of its portfolios (if any, and which may be listed on Appendix A and updated from time to time), in each case, severally and not jointly (each, a "Fund" and collectively, the "Funds"), and (iii) BROWN BROTHERS HARRIMAN & CO. (the "Custodian" or "BBH&Co."). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, certain Funds and the Custodian entered into a Custodian Agreement, dated as of September 14, 2009, (the "Original Agreement");

WHEREAS, pursuant to Novation and Amendment Agreements entered into after the date of the Original Agreement, other funds have become parties to the Original Agreement (as amended and novated, the "Agreement");

WHEREAS, AB Cap Fund, Inc., on behalf of its series AB All China Equity Portfolio (a "Portfolio" and together with any other Portfolio, the "Portfolios"), wishes to engage BBH to provide the same custodial services under the Agreement to said Portfolio; and

WHEREAS, in accordance with Section 12.2 of the Agreement, the Funds and the Custodian desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties. the Trust and the Custodian hereby agree as follows:

1.       The Agreement is hereby amended by deleting Appendix A thereto in its entirety and substituting, in its place, the updated Appendix A attached hereto.

2.       As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3.       This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

4.       This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

5.       Delivery of an executed counterpart of this Amendment or any certificate delivered thereunder, by facsimile transmission or other electronic mail transmission (e.g. ".pdf or ".tif") shall be effective as delivery of a manually executed counterpart of this Amendment or any certificate delivered thereunder.

6.       This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions or the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Eruch A. Mody
Name:	Eruch A. Mody
Title:	Senior Vice President
Date:	July 23, 2018

EACH FUND SET FORTH ON APPENDIX A HERETO, SEVERALLY AND NOT JOINTLY

By:	/s/ Eric C. Freed
Name:	Eric C. Freed
Title:	Assistant Secretary
Date:	July 19, 2018

APPENDIX A

To the Custodian Agreement dated as of September 14, 2009
Effective July 25, 2018
or in respect of Funds/Portfolios marked with a "*", the corresponding date noted below

AB Global Bond Fund, lire. (f/k/a AllianceBernstein Global Bond Fund)

AB Global Real Estate Investment Fund, Inc. (f/k/a AllianceBernstein Global Real Estate Investment Fund)

AB High Income Fund. Inc, (f/k/a AllianceBernstein High Income Fund)

AB Sustainable International Thematic Fund, Inc. (f/k/a AB International Growth Fund, Inc.)

AB Unconstrained Bond Fund, Inc. (f/k/a AllianceBernstein Unconstrained Bond Fund)

AllanceBernstein Global High Income Fund, Inc.

AB Cap Fund, Inc. (f/k/a AllianceBernstein Cap Fund) on behalf of the following portfolios:

AB All China Equity Portfolio (*July 25, 2018)

AB Emerging Markets Core Portfolio (*April 4, 2014)

AB Emerging Markets Multi-Asset Portfolio (f/k/a AllianceBernstein Emerging Markets Multi-

Asset Portfolio)

AB FlexFee Emerging Markets Growth Portfolio (*April 4, 2014)

AB Flexfee Core Opportunities Portfolio (*May 19, 2017)

AB Flexfee International Strategic Core Portfolio (*May 17, 2017)

AB Flexfee Large Cap Growth Portfolio (*May 19, 2017)

AB Flexfee US Thematic Portfolio (*May 19, 2017)

AB Global Core Equity Portfolio (*October 13, 2014)

AB International Strategic Core Portfolio (*June 26, 2015)

AB Select US Equity Portfolio (f/k/a AllianceBernstein Select US Equity Portfolio)

AB Bond Fund, Inc. (f/k/a AllianceBernstein Bond Fund) on behalf of the following portfolios:

AB FlexFee International Bond Portfolio (f/k/a AB Performance Series - International Bond Portfolio)

AB FlexFee High Yield Portfolio (*February 26, 2018)